Exhibit 10(b)(2)(A)

AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT

        AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) dated as of June 5, 2003 to “EMPLOYMENT AGREEMENT” dated as of September 2, 2000 (the “Employment Agreement”) between Kenneth A. Paladino (hereinafter referred to as “Employee”) and TII Network Technologies, Inc. (hereinafter referred to as “Company”).

W I T N E S S E T H

        WHEREAS, the parties desire to amend and extend the Employment Agreement; and

        WHEREAS, in consideration of the promises and mutual covenants herein contained, the Company and the Employee hereby agree as follows:

1.	Section 1 “Term” shall be amended to extend the Employment Agreement for an additional two (2) years, from September 5, 2003 to September 4, 2005.
2.	Section 3 “Compensation” shall be at the annual rate of Two Hundred and Fifteen Thousand Dollars ($215,000) per year commencing June 5, 2003.
3.	Section 7 “Company Car” is hereby deleted from the Employment Agreement, effective November 15, 2003.
4.	Section 15[D] “Employees Right to Terminate this Agreement” is hereby amended to include the following Section [b]:

    [b]        Employee may terminate his employment at any time after a change in control for good reason, if Employee makes, in his reasonable judgment, a determination that such Change in Control has caused Employee to be unable to effectively carry out the authorities, powers, functions or duties attached to his position with the Company as constituted immediately prior to the Change in Control, which situation is not remedied within thirty (30) calendar days after receipt by the Company of written notice from Employee of such determination.

5.	Effect of this Amendment. This constitutes the entire agreement of the parties with respect to the subject matter hereof of the Amendment, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions and commitments with respect to the subject matter hereof. Except as otherwise expressly provided herein, no other changes or modifications to the Employment Agreement are intended or implied, and in all other respects the Employment Agreement is hereby specifically ratified, restated and confirmed by both parties hereto as of the day and year first written above.

        IN WITNESS WHEREOF, the Employee has executed this Amendment and the Company has caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.

TII Network Technologies, Inc.:	Employee:
By: /s/ Timothy J. Roach	/s/ Kenneth A. Paladino
Name: Timothy J. Roach	Kenneth A. Paladino
Title: President and Chief Executive Officer